May 15, 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026, underlying supplement no. 1-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
$8,976,700
Capped Buffered Return Enhanced Notes Linked to the
MSCI EAFE® Index due May 18, 2028
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a return of 2.00 times any appreciation of the MSCI EAFE® Index, up to a maximum return of 29.75%, at maturity.
• Investors should be willing to forgo interest and dividend payments and be willing to lose some or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum investment of $1,000 in denominations of $10 and integral multiples thereof
• The notes priced on May 15, 2026 and are expected to settle on or about May 20, 2026.
• CUSIP: 48135A278
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$10
—
$10
Total
$8,976,700
—
$8,976,700
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $9.927 per $10 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Principal Amount: $10.00 per $10 principal amount note
Index: The MSCI EAFE® Index (Bloomberg ticker: MXEA)
Maximum Return: 29.75% (corresponding to a maximum
payment at maturity of $12.975 per $10 principal amount note)
Upside Leverage Factor: 2.00
Buffer Amount: 10.00%
Downside Leverage Factor: An amount equal to 1 / (1 –
Buffer Amount), which is 1.11111
Pricing Date: May 15, 2026
Original Issue Date (Settlement Date): On or about May 20,
2026
Observation Date*: May 15, 2028
Maturity Date*: May 18, 2028
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to a
Single Underlying — Notes Linked to a Single Underlying (Other
Than a Commodity Index)” and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes —
Consequences of an Acceleration Event” in the accompanying
product supplement and “Selected Risk Considerations — Risks
Relating to the Notes Generally — We May Accelerate Your Notes
If an Acceleration Event Occurs” in this pricing supplement
Payment at Maturity:
If the Final Value is greater than the Initial Value, your payment at maturity per $10 principal amount note will be calculated as follows:
$10 + ($10 × Index Return × Upside Leverage Factor), subject to the Maximum Return
If the Final Value is equal to the Initial Value or is less than the
Initial Value by up to the Buffer Amount, you will receive the principal amount of your notes at maturity.
If the Final Value is less than the Initial Value by more than the
Buffer Amount, your payment at maturity per $10 principal
amount note will be calculated as follows:
$10 + [$10 × (Index Return + Buffer Amount) × Downside
Leverage Factor]
If the Final Value is less than the Initial Value by more than the
Buffer Amount, you will lose some or all of your principal
amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing
Date, which was 3,024.90
Final Value: The closing level of the Index on the Observation
Date

PS-2 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
Hypothetical Payout Profile
The following table and graph illustrate the hypothetical total return and payment at maturity on the notes linked to a hypothetical Index.
The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 principal amount note to $10. The hypothetical total returns and payments set forth below assume the following:
• an Initial Value of 100.00;
• a Maximum Return of 29.75%;
• an Upside Leverage Factor of 2.00;
• a Buffer Amount of 10.00%; and
• a Downside Leverage Factor of 1.11111.
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “The Index” in this pricing supplement.
Each hypothetical total return or hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual total return or payment at maturity applicable to a purchaser of the notes. The numbers appearing in the following table and graph have been rounded for ease of analysis.
Final Value
Index Return
Total Return on the Notes
Payment at Maturity
180.000
80.000%
29.750%
$12.9750
165.000
65.000%
29.750%
$12.9750
150.000
50.000%
29.750%
$12.9750
140.000
40.000%
29.750%
$12.9750
130.000
30.000%
29.750%
$12.9750
120.000
20.000%
29.750%
$12.9750
114.875
14.875%
29.750%
$12.9750
110.000
10.000%
20.000%
$12.0000
105.000
5.000%
10.000%
$11.0000
101.000
1.000%
2.000%
$10.2000
100.000
0.000%
0.000%
$10.0000
95.000
-5.000%
0.000%
$10.0000
90.000
-10.000%
0.000%
$10.0000
80.000
-20.000%
-11.111%
$8.8889
70.000
-30.000%
-22.222%
$7.7778
60.000
-40.000%
-33.333%
$6.6667
50.000
-50.000%
-44.444%
$5.5556
40.000
-60.000%
-55.555%
$4.4445
30.000
-70.000%
-66.667%
$3.3333
20.000
-80.000%
-77.778%
$2.2222
10.000
-90.000%
-88.889%
$1.1111
0.000
-100.000%
-100.000%
$0.0000

PS-3 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
The following graph demonstrates the hypothetical payments at maturity on the notes for a range of Index Returns. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.
How the Notes Work
Upside Scenario:
If the Final Value is greater than the Initial Value, investors will receive at maturity the $10 principal amount plus a return equal to the
Index Return times the Upside Leverage Factor of 2.00, up to the Maximum Return of 29.75%. An investor will realize the maximum payment at maturity at a Final Value at or above 114.875% of the Initial Value.
• If the closing level of the Index increases 5.00%, investors will receive at maturity a return equal to 10.00%, or $11.00 per $10 principal amount note.
• If the closing level of the Index increases 65.00%, investors will receive at maturity a return equal to the 29.75% Maximum Return, or $12.975 per $10 principal amount note, which is the maximum payment at maturity.
Par Scenario:
If the Final Value is equal to the Initial Value or is less than the Initial Value by up to the Buffer Amount of 10.00%, investors will receive at maturity the principal amount of their notes.
Downside Scenario:
If the Final Value is less than the Initial Value by more than the Buffer Amount of 10.00%, investors will lose 1.11111% of the principal amount of their notes for every 1% that the Final Value is less than the Initial Value by more than the Buffer Amount.
• For example, if the closing level of the Index declines 60.00%, investors will lose 55.555% of their principal amount and receive only $4.4445 per $10 principal amount note at maturity, calculated as follows:
$10 + [$10 × (-60.00% + 10.00%) × 1.11111] = $4.4445
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-4 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the Final Value is less than the Initial Value by more than 10.00%, you will lose 1.11111% of the principal amount of your notes for every 1% that the Final Value is less than the Initial Value by more than
10.00%. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN,
regardless of any appreciation of the Index, which may be significant.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE SECURITIES INCLUDED IN THE INDEX OR HAVE ANY RIGHTS WITH
RESPECT TO THOSE SECURITIES.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means there is an announcement or occurrence of legal or regulatory changes that the calculation agent determines are likely to interfere with your or our ability to transact in or hold the notes or our ability to hedge or perform our obligations under the notes. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General
Terms of Notes — Consequences of a Change-in-Law Event” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-5 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Notes”
in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the level of

PS-6 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• NON-U.S. SECURITIES RISK —
The equity securities included in the Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the
SEC.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK —
Because the prices of the non-U.S. equity securities included in the Index are converted into U.S. dollars for purposes of calculating the level of the Index, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities included in the Index trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities included in the
Index denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the level of the Index will be adversely affected and any payment on the notes may be reduced.

PS-7 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
The Index
The Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of the large-
and mid-cap segments of certain developed markets, excluding the United States and Canada. For additional information about the
Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.
Historical Information
The following graph sets forth the historical performance of the Index based on the weekly historical closing levels of the Index from
January 8, 2021 through May 8, 2026. The closing level of the Index on May 15, 2026 was 3,024.90. We obtained the closing levels above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
The historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on the Observation Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount.
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk &
Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax
Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the
accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S.
federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

PS-8 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS (and Which May Be
Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time
Period” in this pricing supplement.

PS-9 | Structured Investments
Capped Buffered Return Enhanced Notes Linked
to the MSCI EAFE® Index
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “Hypothetical Payout Profile” and “How the Notes Work” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware
Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to
JPMorgan Financial or JPMorgan Chase & Co., the indenture, the notes, the related guarantee (together with the indenture and the notes, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2026.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Underlying supplement no. 1-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.